EXECUTION VERSION

THIS AMENDMENT AGREEMENT is dated July 1, 2014

Parties

(1)
WINTON CAPITAL MANAGEMENT LIMITED, a limited liability company incorporated in England and Wales with company number 3311531 and whose registered office is at 16 Old Bailey, London EC4M 7EG (“Advisor”).

(2)
ALTEGRIS WINTON FUTURES FUND, L.P., a limited partnership incorporated and registered in the State of Colorado whose registered office is at 1200 Prospect Street, Suite 400, La Jolla, CA 92037 (“Partnership”).

(3)
ALTEGRIS PORTFOLIO MANAGEMENT, INC. (d/b/a Altegris Funds), a corporation incorporated and registered in the State of Arkansas whose registered office is at 1200 Prospect Street, Suite 400, La Jolla, CA 92037 (“General Partner”).

Background

(A)	The Advisor, the Partnership and the General Partner entered into an advisory contract dated 12 April 1999, as amended from time to time (“Trading Advisory Agreement”).

(B)	The parties have agreed to amend the Trading Advisory Agreement as set out in this Agreement.

(C)	This Agreement supplements and amends the Trading Advisory Agreement with immediate effect from the date hereof.

AGREED TERMS

1.	Definitions and interpretation

1.1	Terms defined in the Trading Advisory Agreement shall have the same meaning when used in this Agreement, unless defined below. In addition, the definitions below apply in this Agreement.

“AIF” has the meaning given in the AIFMD.

“AIFMD” means Directive 2011/69/EU on Alternative Investment Fund Managers and any subordinate legislation enacted thereunder, as each may be amended, extended or re-enacted from time, and as implemented in any relevant member state of the European Economic Area.

“CEA” means the U.S. Commodity Exchange Act, as amended.

“CFTC” means the Commodity Futures Trading Commission of the United States.

“Trading Advisory Agreement” has the meaning given in recital (A).

EXECUTION VERSION

1.2	Unless the context otherwise requires, references in the Trading Advisory Agreement to “this Agreement” shall be to the Trading Advisory Agreement as amended by this Agreement.

1.3	In this Agreement:

(a)	any reference to a “clause” is, unless the context otherwise requires, a reference to a clause of this Agreement; and

(b)	clause headings are for ease of reference only.

2.	duties of the advisor

Clause 4 of the Trading Advisory Agreement is hereby deleted in its entirety and replaced with the following:

“ 4. Duties of the Advisor. Subject to the overall risk management oversight of the General Partner, upon allocation of assets to the Advisor, the Advisor shall be responsible for managing the Partnership’s commodity trading activities for the period set forth in this agreement and in accordance with the objectives of the Fund set forth in the Schedule to this Agreement (“Objectives”) , together with such additional risk management principles and parameters as may be communicated by the General Partner in writing to the Advisor from time to time (the “Risk Management Parameters”), provided that, if the Advisor is not willing or able to agree to such Risk Management Parameters, the Advisor may immediately terminate this Agreement in accordance with Clause 9 of this Agreement. If the General Partner, in its sole discretion, determines that any trading instructions issued by the Advisor violate the Objectives or the Risk Management Parameters, then upon prior notice to the Advisor, the General Partner may cause any position placed in violation to be reversed. The Advisor will exercise its best efforts in determining the trades in Commodity Interests with respect to the Partnership’s assets allocated to it and will report promptly to the General Partner any breaches by the Advisor of the Objectives or the Risk Management Parameters. The Advisor has advised the Partnership that the past performance of the Advisor and its principals as set forth in the Offering Memorandum is the result of the Advisor’s trading methods as modified and refined from time to time. Material changes in those trading methods will not be made without prior written notice to the General Partner. Changes in Commodity Interests traded shall not be deemed material changes in trading policies. The Advisor shall use the trading program described in the Offering Memorandum and adhere to the Risk Management Parameters in trading the Partnership’s account. Until further notice in writing from the General Partner to the Advisor, all trades for the account of the Partnership shall be cleared through E.D.&F. Man International, Inc. The Partnership may engage other brokers to execute orders and give such orders up to E.D.& F. Man International, Inc. All give-up fees will be paid by the Partnership.”

EXECUTION VERSION

3.	RISK MANAGEMENT DUTIES OF THE GENERAL PARTNER

The General Partner shall retain overall responsibility for the risk management of the Partnership and shall have in place appropriate and effective risk management policies and procedures to monitor the activities of the Advisor. In addition the General Partner shall, where determined appropriate by the General Partner, set Risk Parameters applicable to the trading program as set forth in the Offering Memorandum.

The General Partner’s regular risk management and oversight function shall include the following activities:

•	returns monitoring;
•	VaR monitoring; and
•	exposure and position monitoring.

At the reasonable prior request of the General Partner, and not more than once each year. The Advisor shall make available appropriate personnel to meet with the General Partner (including by video conference or telephone) to review the risk management policies and procedures applicable to the Partnership (including any Risk Parameters).

4.	AIFMD

The General Partner and the Advisor each agrees to negotiate in good faith to effect such amendments to this Agreement as may become reasonably required from time to time in order to avoid the Advisor becoming an “AIFM” (as such term is defined in Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers) in relation to the Partnership.

5.	CFTC PROVISIONS

5.1	Each of the Partnership and the General Partner represents and warrants to the Advisor that:

(a)	the Partnership is a “qualified eligible person” as defined in Regulation 4.7 under the CEA. The Partnership consents to being treated as an exempt account under CFTC Regulation 4.7(c); and

(b)	the Partnership is an “eligible contract participant” within the meaning of Section 1a(18) of the CEA.

5.2
The Partnership consents to having the Advisor transact block trades involving swaps or large notional off-facility swaps on its behalf in accordance with Part 43 of the CFTC’s regulations and CFTC Staff Letter 13-48. The Partnership further consents to aggregation of its orders with orders for other customers to satisfy the minimum block requirement or the cap size requirement. For purposes of this clause:

(a)	“Block trade involving swaps” means a publicly reportable swap transaction that:

EXECUTION VERSION

(i)	involves a swap that is listed on a registered swap execution facility or designated contract market;

(ii)
occurs away from the registered swap execution facility’s or designated contract market’s trading system or platform and is executed pursuant to the registered swap execution facility’s or designated contract market's rules and procedures;

(iii)	has a notional or principal amount at or above the appropriate minimum block size applicable to such swap; and

(iv)
is reported subject to the rules and procedures of the registered swap execution facility or designated contract market and the CFTC’s Part 43 regulations and Staff Letter 13-48, including the appropriate time delay requirements set forth in CFTC Regulation 43.5.

(b)
“Large notional off-facility swap” means an off-facility swap that has a notional or principal amount at or above the appropriate minimum block size applicable to such publicly reportable swap transaction and is not a block trade as defined in CFTC Regulation 43.2.

(c)	“Cap size” means, for each swap category, the maximum notional or principal amount of a publicly reportable swap transaction that is publicly disseminated.

5.3	The parties agree that the following language is added immediately above the signature block of the Trading Advisory Agreement:

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

6.	Further assurance

The Partnership and the General Partner shall, at the request of the Advisor and each at its own expense, do all such acts and things necessary or desirable to give effect to the amendments made or to be made pursuant to this Agreement.

EXECUTION VERSION

7.	governing law and jurisdiction

7.1
This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales.

7.2
Each party irrevocably agrees that the courts of England and Wales shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation (including non-contractual disputes or claims).

8.	counterparts

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement. No counterpart shall be effective until each party has executed at least one counterpart.

9.	Third party rights

A person who is not a party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from that Act.

This Agreement has been entered into on the date stated at the beginning of it.

EXECUTION VERSION

Signed by Raj Patel	/s/Raj Patel
for and on behalf of WINTON CAPITAL MANAGEMENT LIMITED	Director

Signed by Altegris Portfolio Management Inc., its General Partner by Jon C. Sundt	/s/ Jon C. Sundt
for and on behalf of ALTEGRIS WINTON FUTURES FUND, L.P.	President and CEO

Signed by Jon C. Sundt	/s/ Jon C. Sundt
for and on behalf of ALTEGRIS PORTFOLIO MANAGEMENT, INC.	President and CEO

EXECUTION VERSION

SCHEDULE
Objectives

The Fund is designed to produce long-term capital appreciation through growth, and not current income.